UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2008

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Court, Suite 200, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4I under the Exchange Act (17 CFR 240.13e-4I)

Item 1.01	Entry into a Material Definitive Agreement.

On September 22, 2008, Orexigen Therapeutics, Inc. (the “Company”) entered into a First Amendment to Lease (the “Lease Amendment”) with Mullrock 3 Torrey Pines, LLC (the “Landlord”) pursuant to which the Company will expand the office space at its corporate headquarters by 9,312 rentable square feet (the “Expansion Space”) thereby increasing its total leased space to approximately 31,541 rentable square feet. The term of the lease of the Expansion Space will begin on the later of April 1, 2009 or the date of Substantial Completion (as defined in the Lease Amendment) of the Tenant Improvements (as defined in the Lease Amendment), and continue until July 31, 2013. The Lease Amendment provides for, among other things, monthly rent in the amounts set forth in the table below.

Months	Monthly Basic Rent
1-12	$33,988.80
13-24	$35,199.36
25-36	$36,409.92
37-48	$37,713.60
49- Lease Expiration Date	$39,017.28

In addition, provided that the Company performs all of the terms and conditions of the Lease Amendment, the Landlord agreed to (i) abate the Company’s obligation to pay for the Company’s Monthly Basic Rent (as defined in the Lease Amendment) for the second full month of the lease term and (ii) pay for a one-time tenant improvement allowance in an amount up to $427,800.

Item 8.01	Other Events

During this month certain members of the executive management team of the Company entered into individual written trading plans in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Rule 10b5-1 allows the members of the Company’s executive management team to adopt written plans for trading securities in a non-discretionary, pre-scheduled manner in order to avoid concerns about initiating stock transactions when they may be in possession of material non-public information. Such plans also allow them to diversify their holdings and to minimize the market effect of stock sales by spreading them out over time. Consistent with Rule 10b5-1, the Company’s insider trading policy permits personnel to implement Rule 10b5-1 trading plans provided that, among other things, such personnel are unaware of any material, nonpublic information at the time they adopt such plans.

The table below sets forth the number of shares of common stock (comprising either shares held or shares issuable upon exercise of vested stock options) of the Company that each member of the executive management team has authorized to be sold under such individual’s plan and the scheduled start date and termination date of such plan. For each such plan, the amounts of shares referenced in the table below are estimates. The actual number of shares sold under each plan will depend upon pre-determined price criteria. Transactions under each of these plans will be disclosed publicly through Form 4 filings in accordance with Securities and Exchange Commission rules and regulations. However, the Company does not undertake to report Rule 10b5-1 plans that may be adopted by any of its officers or directors in the future, or to report any modification or termination of any publicly announced plan, except to the extent required by law.

Executive	Number of Shares Authorized to Sell (a)	Scheduled Start Date	Scheduled Termination Date
Gary D. Tollefson, M.D., Ph.D. President and Chief Executive Officer	0 to 174,216	January 2009	December 2009

Graham K. Cooper Chief Financial Officer and Treasurer	0 to 144,000	January 2009	November 2009

Michael A. Cowley, Ph.D. Chief Scientific Officer	0 to 72,000	November 2008	October 2009

Anthony A. McKinney Chief Business Officer	0 to 120,000	January 2009	October 2009

Eduardo Dunayevich, M.D. Chief Medical Officer	0 to 120,000	January 2009	January 2010

Ronald P. Landbloom, M.D. Vice President of Medical and Regulatory Affairs	0 to 55,000	January 2009	November 2009

(a)	Exact amounts will depend upon pre-determined price criteria.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: September 26, 2008	By:	/s/ Gary D. Tollefson
	Name:	Gary D. Tollefson, M.D., Ph.D.
	Title:	President and Chief Executive Officer

Date: September 26, 2008	By:	/s/ Graham K. Cooper
	Name:	Graham K. Cooper
	Title:	Chief Financial Officer and Treasurer